As filed with the Securities and Exchange Commission on November 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

____________________

Utah	87-0292166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

444 South River Road

St. George, Utah 84790

(435) 634-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Simmons

Chief Financial Officer

SkyWest, Inc.

444 South River Road

St. George, UT 84790

(435) 634-3200

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig M. Garner

Kevin C. Reyes

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

(858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ⌧

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ◻

PROSPECTUS

SKYWEST, INC.

785,226 Shares of Common Stock

Warrants to Purchase up to 785,226 Shares of Common Stock

This prospectus covers the offer, resale or other disposition from time to time by the selling securityholder named herein of warrants (the “Warrants”) to purchase up to 785,226 shares of our common stock, no par value, and 785,226 shares of such common stock (the “Warrant Shares”) issuable upon the exercise of the Warrants.

On April 23, 2020 (the “PSP1 Closing Date”), SkyWest Airlines, Inc. (“SkyWest Airlines”), our wholly-owned subsidiary, entered into a Payroll Support Program Agreement (the “PSP1 Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the grant program (the “PSP1”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). In connection with our entry into the PSP1 Agreement, on the PSP1 Closing Date, we entered into a Warrant Agreement (the “PSP1 Warrant Agreement”) with Treasury, pursuant to which we issued warrants (the “PSP1 Warrants”) to Treasury to purchase up to 370,720 shares of our common stock (the “PSP1 Warrant Shares”).

On September 29, 2020 (the “Loan Closing Date”), SkyWest Airlines entered into a Loan and Guarantee Agreement (as amended, the “Loan Agreement”), with the Treasury, as lender, and the Bank of New York Mellon, as administrative agent and collateral agent, related to the CARES Act. In connection with our entry into the Loan Agreement, on the Loan Closing Date, we entered into a Warrant Agreement (the “Loan Warrant Agreement”) with Treasury, pursuant to which we issued warrants (the “Treasury Loan Warrants”) to Treasury to purchase up to 211,416 shares of our common stock (the “Treasury Loan Warrant Shares”) as consideration for borrowing $60.0 million under the Treasury Loan Agreement.

On January 15, 2021 (the “PSP2 Closing Date”), SkyWest Airlines entered into a Payroll Support Program Extension Agreement (the “PSP2 Agreement”) with Treasury with respect to the grant program (the “PSP2”) under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (“2021 Appropriations Act”). In connection with our entry into the PSP2 Agreement, on the PSP2 Closing Date, we entered into a Warrant Agreement with Treasury, pursuant to which we issued warrants (the “PSP2 Warrants”) to Treasury to purchase up to 124,773 shares of our common stock (the “PSP2 Warrant Shares”).

On April 23, 2021 (the “PSP3 Closing Date”), SkyWest Airlines entered into a Payroll Support Program 3 Agreement (the “PSP3 Agreement”) with Treasury” with respect to the grant program (the “PSP3”) under section 7301 of the American Rescue Plan Act of 2021 (“American Rescue Plan Act”). In connection with our entry into the PSP3 Agreement, on the PSP3 Closing Date, we entered into a Warrant Agreement (the “PSP3 Warrant Agreement”) with Treasury, pursuant to which we issued warrants (the “PSP3 Warrants”) to Treasury to purchase up to 78,317 shares of our common stock (the “PSP3 Warrant Shares”).

The exercise price of PSP1 Warrants and Treasury Loan Warrants is $28.38 per share. The exercise price of PSP2 Warrants is $40.41 per share. The exercise price of PSP3 Warrant Share is $57.47. The exercise price and the number of Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

Pursuant to the Warrant Agreements, we agreed to file a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”) to register the disposition of the maximum number of Warrants and Warrant Shares. On August 12, 2020, we filed a Registration Statement on Form S-3ASR (File No. 333-245005), which was amended by a post-effective amendment filed on November 12, 2020, to register the resale of the PSP1 Warrants and PSP1 Warrant Shares (as amended, the “Original PSP1 Registration Statement”). We filed a Registration Statement on Form S-3ASR (File No. 333-254867) on March 30, 2021 to register the resale of PSP2 Warrants, PSP2 Warrant Shares, Treasury Loan Warrants and Treasury Loan Warrant Shares (the “Original PSP2 Registration Statement”). We filed a Registration Statement on Form S-3ASR (File No. 333-257559) on June 30, 2021 to register the resale of additional PSP2 Warrants, additional PSP2 Warrant Shares, PSP3 Warrants and PSP3 Warrant Shares (the “Original PSP3 Registration Statement” and, together with the Original PSP1 Registration Statement and Original PSP2 Registration Statement, the “Original Registration Statements”). This prospectus amends and restates the Original Registration Statements to register the resale of the full amount of Warrants and Warrant Shares issues, in the aggregate, in connection with PSP1, PSP2, PSP3 and the Treasury Loan Agreement.

The selling securityholder may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholder may sell its Warrants and Warrant Shares in the section entitled “Plan of Distribution” on page 16.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. See the “Risk Factors” on page 7 of this prospectus concerning factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SKYW.” On November 8, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $43.39 per share.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, the selling securityholder named in this prospectus may sell the Warrants or the Warrant Shares described in this prospectus in one or more offerings from time to time. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling securityholder is offering to sell, and seeking offers to buy, Warrants and Warrant Shares in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Warrants or Warrant Shares other than the registered Warrants and Warrant Shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy Warrants or Warrant Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference” before you decide whether to invest in our securities.

The selling securityholder may offer the securities directly, through agents, or to or through underwriters. See “Plan of Distribution” for more information on this topic.

When we refer to “SkyWest,” “we,” “our,” “us” and the “Company” in this prospectus, we mean SkyWest, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.

Our website address is https://inc.skywest.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 16, 2023.
●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2023.
●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 4, 2023, for the quarter ended June 30, 2023 filed with the SEC on August 3, 2023 and for the quarter ended September 30, 2023 filed with the SEC on October 27, 2023.
●	Our Current Reports on Form 8-K filed with the SEC on May 3, 2023 and May 4, 2023.
●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 1986, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

SkyWest, Inc.

444 South River Road

St. George, Utah 84790

(435) 634-3000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “hope,” “likely,” and “continue” and similar terms used in connection with statements regarding our outlook, anticipated operations, the revenue environment, our contractual relationships, and our anticipated financial performance. These statements include, but are not limited to, statements about the continued demand for our product, recovery from the COVID-19 pandemic, economic conditions and the captain shortage on SkyWest’s business, financial condition and results of operations, the scheduled aircraft deliveries for SkyWest in upcoming periods and the related execution of SkyWest’s fleet transition strategy and expected timing thereof, expected production levels in future periods and associated staffing challenges, pilot attrition trends, SkyWest’s coordination with United Airlines, Inc. (“United”), Delta Air Lines, Inc. (“Delta”), American Airlines, Inc. (“American”) and Alaska Airlines, Inc. (“Alaska”) (each, a “major airline partner” and together, “major airline partners”) to optimize the delivery of aircraft under previously announced agreements, the expected terms, timing and benefits related to SkyWest’s leasing and joint venture transactions, SkyWest’s plans to operate public charter service to underserved communities in the United States and the expected timing thereof, as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this prospectus are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this prospectus. These factors include, but are not limited to, uncertainty regarding recovery from the COVID-19 pandemic and other potential future outbreaks of infectious diseases or other health concerns, and the consequences of such outbreaks to the travel industry and our major partners in general and the financial condition and operating results of SkyWest in particular, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest and its major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, including captains, and related staffing challenges, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to recovery from the COVID-19 pandemic, inflationary pressures, and related decreases in customer demand and spending; the financial stability of SkyWest’s major airline partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major airline partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; estimated useful life of long-lived assets, residual aircraft values and related impairment charges; labor relations and costs and labor shortages; the impact of global instability; rapidly fluctuating fuel costs and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; uncertainty regarding ongoing hostility between Russia and the Ukraine, as well as the Israeli-Palestinian military conflict, and the related impacts on macroeconomic conditions and on the international operations of any of our major airline partners as a result of such conflict; recovery from the global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; as well as the other factors identified under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors” in this prospectus, elsewhere in this prospectus, in our other filings with the SEC and other unanticipated factors.

There may be other factors that may affect matters discussed in forward-looking statements set forth in this prospectus, which factors may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these statements other than as required by applicable law.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein.

The Company

We offer scheduled passenger service to destinations in the United States, Canada and Mexico. Substantially all of our flights are operated as United Express, Delta Connection, American Eagle or Alaska Airlines flights under code-share arrangements (commercial agreements between airlines that, among other things, allow one airline to use another airline’s flight designator codes on its flights) with United, Delta, American or Alaska, respectively. As of September 30, 2023, we offered scheduled passenger and air freight service with approximately 2,030 total daily departures to destinations in the United States, Canada and Mexico. Our fleet of Embraer E175 regional jet aircraft, Canadair CRJ900 regional jet aircraft and Canadair CRJ700 regional jet aircraft have a multiple-class seat configuration, whereas our Canadair CRJ200 regional jet aircraft have a single-class seat configuration. During 2022, we formed SkyWest Charter, LLC, with the intent to offer on-demand charter service and public charter service to underserved communities in the United States. We generally provide regional flying to our major airline partners under long-term, fixed-fee, code-share agreements (referred to as “capacity purchase” agreements) and revenue-sharing agreements (referred to as “prorate” agreements). On capacity purchase routes, the major airline partner controls scheduling, ticketing, pricing and seat inventories and we are compensated by the major airline partner at contracted rates based on completed block hours (measured from takeoff to landing, including taxi time), flight departures, the number of aircraft under contract and other operating measures. On prorate routes, we have more control over scheduling, pricing and seat inventories, and we share passenger fares with our major airline partners according to prorate formulas. Our operations are conducted principally at airports that support our major airline partners’ route networks, including Chicago (O’Hare), Dallas, Denver, Detroit, Houston, Los Angeles, Minneapolis, Phoenix, Salt Lake City, San Francisco and Seattle.

SkyWest has been flying since 1972. During our long operating history, we have developed an industry-leading reputation for providing quality regional airline service. As of September 30, 2023, we had 607 total aircraft in our fleet, including 493 aircraft in scheduled service or under contract under our code-share agreements.

We were incorporated in Utah in 1972. Our principal executive offices are located at 444 South River Road, St. George, Utah 84790, and our primary telephone number is (435) 634-3000. We maintain an internet website at inc.skywest.com. The information on our website does not constitute part of this prospectus.

The Offering

Issuer	SkyWest, Inc.
Securities to be Offered by the Selling Securityholder	Warrants to purchase up to 785,226 shares of our common stock; and 785,226 shares of our common stock underlying the Warrants.
Warrants

The PSP1 Warrants and Treasury Loan Warrants have an exercise price of $28.38 per share. The PSP2 Warrants have an exercise price of $40.41 per share and the PSP3 Warrants have an exercise price of $57.47 per share. The Warrants are exercisable until the fifth anniversary of the issuance date of the applicable Warrant and are exercisable either through net share settlement or cash, at the Company’s option. The number of Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

You should carefully consider the information under “Description of Common Stock” and “Description of Warrants” and all other information included or incorporated by reference in this prospectus before investing in our securities.

Use of Proceeds	We will not receive any proceeds from the sale of Warrants or Warrant Shares covered by this prospectus.
Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SKYW.” On November 8, 2023, the last reported sale price of our common stock was $43.39 per share.

The Warrants are not listed, and we do not intend to apply for listing of the Warrants on any national securities exchange or any other nationally recognized trading system.

Risk Factors

Investing in our securities involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus before investing in our securities.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. See the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.” In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

Risks related to the offering of the Warrants.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Warrants will be extremely limited. Holders of Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until a holder of a Warrant acquires shares upon exercise of a Warrant and if we do not elect the cash out option on warrant exercise, the holder of the Warrant will have no rights with respect to the common stock underlying such warrants, except as set forth in the Warrants. Upon exercise of Warrants, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants may not have any value.

The PSP1 Warrants and Treasury Loan Warrants that may be sold by the selling securityholder in this offering have an exercise price of $28.38 per share. The PSP2 Warrants that may be sold by the selling securityholder in this offering have an exercise price of $40.41 per share. The PSP3 Warrants that may be sold by the selling securityholder in this offering have an exercise price of $57.47 per share. The Warrants will expire on the fifth anniversary from the issuance date. To the extent that the market price of our common stock does not exceed the per share exercise price of the Warrants when the holder elects to exercise the Warrants in the future, the Warrants may not have any value.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the selling securityholder. We will not receive any of the proceeds from the resale of Warrants or Warrant Shares from time to time by such selling securityholder.

We have agreed to pay all costs, expenses and fees relating to the registration of the Warrants and the Warrant Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses. Other than certain fees and disbursements of Treasury’s counsel, the selling securityholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the Warrants and the Warrant Shares covered hereby.

DESCRIPTION OF COMMON STOCK

The following is a summary of the general terms of our common stock. This description is not complete and is subject to, and qualified in its entirety by reference to, our Restated Articles of Incorporation (“Restated Articles”) and Amended and Restated Bylaws (“Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

General

As of September 30, 2023, our authorized capital stock consisted of 120,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

Listing

Our common stock trades on the Nasdaq Global Select Market under the symbol “SKYW.”

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters that shareholders may vote on at all meetings of our shareholders. The holders of our common stock do not have cumulative voting rights.

Dividends

Subject to the rights of the holders of any outstanding shares of our preferred stock, each holder of our common stock has equal ratable rights to dividends from funds legally available therefor, if, as and when declared by our board of directors. The declaration and payment of all dividends, however, is subject to the discretion of our board of directors.

Liquidation Rights

In the event of our liquidation or dissolution or the winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and amounts, if any, due to holders of our preferred stock.

Other Rights

The holders of our common stock do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto.

Fully Paid

All the outstanding shares of our common stock are fully paid and nonassessable.

Anti-Takeover Effects of Utah Law and Our Restated Articles and Bylaws

Utah Control Shares Acquisitions Act

The Utah Control Shares Acquisitions Act (the “Control Shares Act”) provides that any person or entity that acquires “control shares” of an “issuing public corporation” in a “control share acquisition” is denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the issuing public corporation elects to restore such voting rights. The Control Shares Act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation for the Control Shares Act, would bring its voting power following such acquisition within any of the following three ranges of all voting power of the issuing public corporation: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority or more. An “issuing public corporation” is any Utah corporation that (a) has 100 or more shareholders, (b) has its principal place of business, principal office or substantial assets within the State of Utah and (c) has more than 10% of its shareholders resident in the State of Utah, more than 10% of its shares owned by Utah residents, or 10,000 shareholders resident in the State of Utah. A “control share acquisition” is generally defined as the direct or indirect acquisition (including through a series of acquisitions) of either ownership or voting power associated with issued and outstanding control shares.

Under the Control Shares Act, a person or entity that acquires control shares pursuant to a control share acquisition acquires voting rights with respect to those shares only to the extent granted by resolution approved by each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares. The acquiring person may file an “acquiring person statement” with the issuing public corporation setting forth the number of shares of the issuing public corporation owned (directly or indirectly) by the acquiring person and each other member of the group and certain other specified information. Upon delivering the statement together with an undertaking to pay the issuing public corporation’s expenses of a special shareholders’ meeting, the issuing public corporation is required to call a special shareholders’ meeting for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control shares acquisition. If no request for a special meeting is made, the voting rights to be accorded the control shares are to be presented at the issuing public corporation’s next special or annual meeting of shareholders. If either (i) the acquiring person does not file an acquiring person statement with the issuing public corporation or (ii) the shareholders do not vote to restore voting rights to the control shares, the issuing public corporation may, if its articles of incorporation or bylaws so provide, redeem the control shares from the acquiring person at fair market value. Our Restated Articles and Bylaws do not currently provide for such a redemption right. Unless otherwise provided in the articles of incorporation or bylaws of an issuing public corporation, all shareholders are entitled to dissenters’ rights if the control shares are accorded full voting rights and the acquiring person has obtained majority or more control shares. Our Restated Articles and Bylaws do not currently deny such dissenters’ rights.

The directors or shareholders of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Shares Act through adoption of a provision to that effect in the corporation’s articles of incorporation or bylaws. To be effective, such an exemption must be adopted prior to the control shares acquisition. We have not yet taken any such action.

The provisions of the Control Shares Act may discourage individuals or entities interested in acquiring a significant interest in or control of us.

Undesignated Preferred Stock

The ability of our board of directors, without action by the shareholders, to issue up to 5,000,000 shares of undesignated preferred stock with preferences as designated by our board of directors could impede the success of any attempt to change control of us.

Shareholder Meetings

Our Bylaws provide that a special meeting of shareholders may be called only by our chief executive officer, president or board of directors, or by the holders of not less than one-tenth (1/10) of all of the shares entitled to vote on any issue to be considered at the proposed special meeting.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or the chairman of the board of directors.

Shareholders Not Entitled to Cumulative Voting

Our Restated Articles do not permit shareholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Zions First National Bank, N.A., Salt Lake City, Utah.

DESCRIPTION OF WARRANTS

On the PSP1 Closing Date, SkyWest Airlines entered into the PSP1 Agreement with the Treasury with respect to the PSP1 under the CARES Act. In connection with our entry into the PSP1 Agreement, on the PSP1 Closing Date, we entered into the PSP1 Warrant Agreement with Treasury, pursuant to which we issued the PSP1 Warrants to Treasury to purchase the PSP1 Warrant Shares.

On the Loan Closing Date, SkyWest Airlines entered into the Loan Agreement, with the Treasury, as lender, and the Bank of New York Mellon, as administrative agent and collateral agent, related to the CARES Act. In connection with our entry into the Loan Agreement, on the Loan Closing Date, we entered into the Loan Warrant Agreement with Treasury and in exchange for borrowing $60 million, we issued the Treasury Loan Warrants to Treasury to purchase the Treasury Loan Warrant Shares.

On the PSP2 Closing Date, SkyWest Airlines entered into the PSP2 Agreement with Treasury with respect to the PSP2 under the 2021 Appropriations Act. In connection with our entry into the PSP2 Agreement, on the PSP2 Closing Date, we entered into a Warrant Agreement with Treasury, pursuant to which we issued the PSP2 Warrants to Treasury to purchase the PSP2 Warrant Shares.

On the PSP3 Closing Date, SkyWest Airlines entered into a PSP3 Agreement with Treasury with respect to PSP3 under section 7301 of the American Rescue Plan Act. In connection with our entry into the PSP3 Agreement, on the PSP3 Closing Date, we entered into the PSP3 Warrant Agreement with Treasury, pursuant to which we issued the PSP3 Warrants to Treasury to purchase the PSP3 Warrant Shares.

The following is a summary of the general terms of the Warrants. This description is not complete and is subject to, and qualified in its entirety by reference to, the PSP1 Warrants, the PSP2 Warrants, the PSP3 Warrants, the Treasury Loan Warrants, the PSP1 Warrant Agreement, the PSP2 Warrant Agreement, the PSP3 Warrant Agreement and the Treasury Loan Warrant Agreement, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Exercisability. The Warrants may be exercised, in whole or in part, at any time on or after their date of issuance, by delivering to us a written notice of election to exercise the Warrants. The Warrants are exercisable until the fifth anniversary of the issuance date of the applicable Warrant.

Exercise Price. The PSP1 Warrants and Treasury Loan Warrants have an exercise price of $28.38 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on April 9, 2020). The PSP2 Warrants have an exercise price of $40.41 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on December 24, 2020). The PSP3 Warrants have an exercise price of $57.47 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on March 10, 2021). The exercise price and the number of Warrant Shares to be issued are subject to adjustment as a result of certain anti-dilution provisions provided for in the Warrants.

Exercise. Upon our receiving a notice of exercise from a holder of the Warrants, we may choose whether to settle through net cash settlement or net share settlement. The holder of the Warrants does not elect whether the Warrants are settled in cash or in shares.

If we choose to settle through net cash settlement, the holder of the Warrants will not receive any shares of our common stock from the exercise; the holder will be entitled to receive cash equal to the product obtained by multiplying (A-B) by (C), where:

(A) = the average market price of a share of our common stock for the prior 15 day trading period (the “Average Market Price”);

(B) = the exercise price per share of common stock;

(C) = the number of shares of common stock as to which the Warrant has been exercised.

If we choose to settle through net share settlement, the warrant holder will be entitled to a number of shares of our common stock equal to the product obtained by multiplying (A-B)/A by C, where the letters have the same meanings indicated above.

Adjustments to Number of Shares and Exercise Price. The Warrants provide for proportional adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events, such as stock splits, combinations, reverse stock splits and similar events. The Warrants also contain certain anti-dilution protections providing for the adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price due to certain issuances of securities or certain distributions to securityholders.

Transferability. Subject to applicable laws, the Warrants are freely transferable. Pursuant to the Warrant Agreements, holders of the Warrants must provide us at least 30 days’ notice prior to selling the Warrants pursuant to the registration statement of which this prospectus is a part.

Rights as a Shareholder. Except as otherwise provided in the Warrants or Warrant Agreements or by virtue of a holder’s ownership of shares of our common stock, the holders of Warrants do not have rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Business Combinations. In the case of any merger, consolidation, share exchange or similar transaction that requires approval of our shareholders (“Business Combination”) or reclassification of our common stock, a holder’s right to receive our common stock upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock, other securities or property that our common stock would have been entitled to receive upon consummation of the Business Combination or reclassification.

No Fractional Shares. No fractional shares of our common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the holder of the Warrants and pay such holder cash in lieu of such fractional interest in our common stock.

No Listing. We do not plan on applying to list the Warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Registration. Pursuant to the Warrant Agreements, we have agreed to use reasonable best efforts to keep the registration statement of which this prospectus is a part continuously effective and in compliance with the Securities Act until, subject to certain exceptions, the Warrants and the Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 of the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreements are not assigned to the transferee of the securities.

Indemnification. Under the Warrants and Warrant Agreements, subject to certain exceptions, we agreed to indemnify the holders of the Warrants and certain related persons and entities against any losses, claims, damages, actions, liabilities, costs and expenses, arising out of or based on any untrue statement or alleged untrue statement of material fact contained in any registration statement or any document contained therein prepared by us for use by the holders, including the registration statement of which this prospectus is a part.

SELLING SECURITYHOLDER

We are registering the resale or other disposition from time to time by the selling securityholder named herein of the Warrants and Warrant Shares. The Warrants and Warrant Shares are comprised of:

●	370,720 PSP1 Warrants exercisable for up to 370,720 PSP1 Warrant Shares
●	211,416 Treasury Loan Warrants exercisable for up to 211,416 Treasury Loan Shares
●	124,773 PSP2 Warrants exercisable for up to 124,773 PSP2 Warrant Shares
●	78,317 PSP3 Warrants exercisable for up to 78,317 PSP3 Warrant Shares

Pursuant to the Warrant Agreements, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the maximum number of Warrants and Warrant Shares that may be issued to Treasury pursuant to the Warrant Agreements and the Warrants. This prospectus amends and restates the Original Registration Statements to register the resale of the full amount of Warrants and Warrant Shares issues, in the aggregate, in connection with PSP1, PSP2, PSP3 and the Treasury Loan Agreement.

The following table sets forth information as of November 8, 2023, with respect to the selling securityholder for whom we are registering the Warrants and Warrant Shares for sale to the public, the number of shares of our common stock owned by the selling securityholder prior to this offering, the percentage of common stock owned by the selling securityholder prior to this offering, the number of Warrants and Warrant Shares being offered pursuant to this prospectus, the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold, and the percentage of common stock owned by the selling securityholder after this offering, assuming all such shares are sold.

In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is the number of shares of common stock issuable pursuant to the Warrants. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

As used in this prospectus, the term “selling securityholder” includes the selling securityholder listed below, and any donees, pledges, transferees or other successors in interest selling Warrants or Warrant Shares received after the date of this prospectus from the selling securityholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the Warrant Shares that the selling securityholder may offer under this prospectus. The selling securityholder may sell some, all or none of their Warrants or Warrant Shares. The selling securityholder may sell or transfer all or a portion of their Warrants or Warrant Shares pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling securityholder will hold the Warrants or Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale of any of the shares. Pursuant to the Warrant Agreements, Treasury must provide 30 days’ notice to us prior to the sale of the Warrants or any portion thereof.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 40,943,682 shares of our common stock outstanding as of October 20, 2023.

	Shares Beneficially Owned before the Offering			Number of Warrant Shares	Number of Warrants	Shares Beneficially Owned after the Offering (1)
Name of Selling Securityholder	Shares		Percentage	Offered	Offered	Shares	Percentage
United States Department of the Treasury	785,226	(2)	1.9%	785,226	785,226	–	–

(1)	Assumes the selling securityholder sells all of its Warrants or shares of our common stock offered pursuant to this prospectus.
(2)	Represents the 785,226 Warrant Shares issuable to Treasury pursuant to the Warrants.

PLAN OF DISTRIBUTION

We are registering the Warrants and Warrant Shares to permit the resale of the Warrants and Warrant Shares by the selling securityholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholder of the Warrants or Warrant Shares. We will bear all fees and expenses incident to our obligation to register the Warrants and Warrant Shares.

The selling securityholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Warrant Shares covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholder may use any one or more of the following methods when selling the Warrants or Warrant Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement, of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling securityholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the Warrants or Warrant Shares, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of the common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of Warrants and Warrant Shares offered by this prospectus, which Warrants and Warrant Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Warrants and Warrant Shares. We have agreed to indemnify the selling securityholder against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act, and the selling securityholder may be entitled to contribution.

The selling securityholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, broker-dealer or agent regarding the sale by the selling securityholder of the offered securities.

We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus is a part continuously effective and in compliance with the Securities Act until, subject to certain exceptions, the Warrants and the Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 of the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreements are not assigned to the transferee of the securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling securityholder or any other person. We will make copies of this prospectus available to the selling securityholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the selling securityholder will sell any or all of the Warrants or Warrant Shares registered pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the Warrant Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Latham & Watkins LLP, San Diego, California, will pass upon certain legal matters relating to the securities offered hereby on behalf of the Company. The validity of the securities will be passed upon by Parr Brown Gee & Loveless, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of SkyWest, Inc. and its subsidiaries appearing in SkyWest, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 (including the schedule appearing therein), and the effectiveness of SkyWest, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and SkyWest, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$4,436(1)
Printing expenses	$7,500 (2)
Legal fees and expenses	$30,000(2)
Accounting fees and expenses	$17,500(2)
Total	$59,436(2)
(1)	Previously paid.
(2)	Estimated. Actual amounts to be determined from time to time.

Item 15. Indemnification of Directors and Officers

The Registrant is a Utah corporation. Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was made a party (a “Party”) to a proceeding (a “Proceeding”), because he or she is or was a director of the corporation (an “Indemnifiable Director”), against liability incurred in the Proceeding, if his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he or she had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i)  the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit; and, provided, further, however, that pursuant to Subsection 902(5) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses incurred in connection with the Proceeding.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation’s articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding, upon the satisfaction of certain conditions.

Section 16-10a-907 of the Revised Act provides that, unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The Registrant’s Bylaws provide that, subject to the limitations described below, the Registrant shall, to the maximum extent and in the manner permitted by the Revised Act, indemnify any individual made party to a proceeding because he or she is or was one of its directors or officers against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Registrant’s best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful. The Registrant may not, however, extend such indemnification to an officer or director in connection with a proceeding by the Registrant or in its right in which such officer or director was adjudged liable to the Registrant, or in connection with any other proceeding charging that such person derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit, unless the indemnification is ordered by a court of competent jurisdiction. Notwithstanding the foregoing, the Bylaws obligate the Registrant to indemnify an officer or director who was successful on the merits or otherwise, in the defense of any proceeding or the defense of any claim, issue or matter in the proceeding to which the officer or director was a party because he or she is or was one of the Registrant’s directors or officers against reasonable expenses that he or she incurred in connection with the proceeding or claim with respect to which he or she was successful. The Bylaws also permit the Registrant to pay for or reimburse the reasonable expenses incurred by an officer or director who is party to a proceeding in advance of final disposition of the proceeding if (i) the officer or director furnishes to the Registrant a written affirmation of a good faith belief that he or she has met the applicable standard of conduct necessary for indemnification, (ii) the officer or director furnishes to the Registrant a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification pursuant to the Bylaws. The Bylaws also provide that any indemnification or advancement of expenses provided thereby shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Utah law permits director liability to be eliminated in accordance with Section 16-10a-841 of the Revised Act, which provides that the liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, may be limited or eliminated by the corporation except for liability for (i) the amount of financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act, which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law. Such a provision may appear either in a corporation’s articles of incorporation or bylaws; however, to be effective, such a provision must be approved by the corporation’s shareholders.

The Restated Articles of Incorporation of the Registrant provide that the personal liability of any director to the Registrant or to its shareholders for monetary damages for any action taken or the failure to take any action, as a director, is eliminated to the fullest extent permitted by Utah law.

The Bylaws provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was one of the Registrant’s directors, officers, employees, fiduciaries or agents, or is or was serving at its request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in such capacity or arising out of his or her status in such capacity, whether or not the Registrant would have the power to indemnify him or her against such liability under the indemnification provisions of the Bylaws or the laws of the State of Utah, as the same are amended or modified. The Registrant maintains insurance from commercial carriers against certain liabilities that may be incurred by its directors and officers.

The Registrant entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of its directors and executive officers and the President and Chief Operating Officer of SkyWest Airlines. On the terms and subject to the conditions set forth therein, each Indemnification Agreement provides, among other things, that the indemnified person shall have a contractual right (i) to indemnification to the fullest extent permitted by the Revised Act for losses suffered or expenses incurred in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed litigation or other proceeding by reason of the fact that the indemnified person is or was claimed to be an agent of the Registrant or any of its subsidiaries or for other reasons relating to the that person’s service as an agent of the Registrant or any of its subsidiaries; (ii) to advancement of expenses paid or incurred in connection with such litigation or other proceeding, (iii) to coverage under the Registrant’s directors’ and officers’ insurance policies, to the extent that the Registrant maintains such insurance policies, in reasonable amounts as its Board of Directors shall determine from time to time.

Item 16. Exhibits

Exhibit Number	Description

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-129831) filed on November 18, 2005).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed on February 24, 2012).

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 the Registrant’s Registration Statement on Form S- 3 (File No. 333-42508) filed on July 28, 2000).

4.2

Warrant Agreement, dated as of April 23, 2020, by and between SkyWest, Inc. and the United States Department of the Treasury (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2020).

4.3	Form of Warrant (incorporated by reference to Annex B of Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2020).

4.4

Warrant Agreement, dated as of September 29, 2020, by and between SkyWest, Inc. and the United States Department of the Treasury (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2020).

4.5	Form of Warrant (incorporated by reference to Annex B of Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2020).

4.6

Warrant Agreement, dated as of January 15, 2021, by and between SkyWest, Inc. and the United States Department of the Treasury (incorporated by reference to Exhibit 4.6 of Registrant’s Annual Report on Form 10-K filed on February 22, 2021).

4.7	Form of Warrant (incorporated by reference to Annex B of Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K filed on February 22, 2021).

4.8

Warrant Agreement, dated as of April 23, 2021, by and between SkyWest, Inc. and the United States Department of the Treasury (incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q filed on May 6, 2021).

4.9	Form of Warrant (incorporated by reference to Annex B of Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q filed on May 6, 2021).

5.1	Opinion of Parr Brown Gee & Loveless.

23.1	Consent of Parr Brown Gee & Loveless (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fee Table

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. George, State of Utah, on November 9, 2023.

SKYWEST, INC.

By:	/s/ Robert J. Simmons
Robert J. Simmons
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Russell A. Childs and Robert J. Simmons, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Russell A. Childs	Chief Executive Officer, President and Director	November 9, 2023
Russell A. Childs	(Principal Executive Officer)

/s/ Robert J. Simmons	Chief Financial Officer	November 9, 2023
Robert J. Simmons	(Principal Financial Officer)

/s/ Eric J. Woodward	Chief Accounting Officer	November 9, 2023
Eric J. Woodward	(Principal Accounting Officer)

/s/ Jerry C. Atkin	Chairman of the Board	November 9, 2023
Jerry C. Atkin

/s/ James L. Welch	Lead Director	November 9, 2023
James L. Welch

/s/ Smita Conjeevaram	Director	November 9, 2023
Smita Conjeevaram

/s/ Meredith S. Madden	Director	November 9, 2023
Meredith S. Madden

/s/ Ronald J. Mittelstaedt	Director	November 9, 2023
Ronald J. Mittelstaedt

/s/ Andrew C. Roberts	Director	November 9, 2023
Andrew C. Roberts

/s/ Keith E. Smith	Director	November 9, 2023
Keith E. Smith